UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 5, 2014
 Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
 Registrant's telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In order to help Hydrocarb Energy Corporation qualify to be listed on a major stock exchange, our Board of Directors approved a 3:1 reverse split of our authorized common stock and a corresponding 3:1 reverse split of our outstanding common stock.  This procedure was made pursuant to Nevada Revised Statutes NRS 78.207.1 and did not require shareholder action.  The effective date of the reverse split is the opening of business on May 8, 2014.   Fractional shares will be rounded up to the next whole share. The reverse split may enable the Company to obtain a listing on a stock exchange by increasing the stock price to an initial listing stock price requirement of a major stock exchange.

The stock symbol will be HECCD for twenty days after the reverse split effective date and then revert to the current symbol HECC thereafter.  Should the listing on a major stock exchange occur before the twenty days are up, the company may trade under our current symbol HECC at that time.

On the effective date of the reverse split, we will have 333,333,334 shares of authorized common stock and 20,962,214 shares of outstanding common stock.  Shareholders do not have to exchange their pre-split share certificates for post-split share certificates.

	Pre-Reverse Split	Post-Reverse Split
Authorized Shares of Common Stock	1,000,000,000	333,333,334

Outstanding Shares of Common Stock	62,886,433	20,962,214

Item 9.01	Exhibits

3.1	Certificate of Change.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROCARB ENERGY CORPORATION

Date: MAY 5, 2014	/s Joel Seidner/
Name: Joel Seidner
Title: Secretary